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                                                                       Exhibit 6

                                                                  Execution Copy
                                                                  --------------

                                POWER OF ATTORNEY


         Each of the undersigned, by his or her signature below, irrevocably makes, constitutes and appoints Alfred M. Rankin, Jr., Roger F. Rankin, Thomas
T. Rankin, Claiborne R. Rankin, Dennis W. LaBarre, Thomas C. Daniels and Charles
A. Bittenbender, and each of them, his or her true and lawful attorney in his or her name, place and stead in any capacities, with the power from time to time to substitute or resubstitute one or more others as such attorney, to execute any and all statements under Section 13 or Section 16 of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, of beneficial ownership of shares of NACCO Class A Common Stock, $1.00 par value, and/or shares of NACCO Class B Common Stock, $1.00 par value, by Rankin Management, Inc., Rankin Associates I, L.P., Rankin Associates II, L.P., as applicable, and their respective partners, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(k)(1) under such Act in connection with such statements, all initial statements of and changes of beneficial ownership on Forms 3, 4 and 5 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission.

         Each of the undersigned grants to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this power of attorney.

         It is expressly intended by each of the undersigned that the foregoing power of attorney is a special power of attorney coupled with an interest in favor of each of those appointed as attorney-in-fact on his behalf, and as such shall be irrevocable and shall survive the death or incompetence (including an adjudication of insanity) of each of the undersigned.

         If applicable law requires additional or substituted language in order to validate the power of attorney intended to be granted hereby, each of the undersigned agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.


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         IN WITNESS WHEREOF, each of the undersigned has executed this Power of
Attorney this 27th day of March, 2002.



/s/ Clara T. Rankin                        /s/ Alfred M. Rankin, Jr.
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Clara T. Rankin                            Alfred M. Rankin, Jr.


/s/ Bruce T. Rankin                        /s/ Thomas T. Rankin
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Bruce T. Rankin                            Thomas T. Rankin


/s/ Claiborne R. Rankin                    /s/ Roger F. Rankin
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Claiborne R. Rankin                        Roger F. Rankin


/s/ Victoire G. Rankin
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Victoire G. Rankin